UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 12, 2018
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, the Board of Directors of Horizon Air Industries, Inc. (“Horizon Air”) elected Gary L. Beck as President and CEO of Horizon Air, effective January 15, 2018, replacing Bradley D. Tilden who had filled the role temporarily following the resignation of David L. Campbell. Mr. Beck previously served as Vice President, Flight Operations at Alaska Airlines, Inc. until retiring in June 2015. Since then, he has provided consulting services to Alaska Airlines, Inc. in connection with the integration to a single operating certificate with Virgin America Inc.

Mr. Beck’s compensation remains subject to the approval of the Compensation and Leadership Development Committee of the Alaska Air Group, Inc. Board of Directors and will be disclosed by an amendment to this Form 8-K upon such approval.

ITEM 7.01 Regulation FD Disclosure.

On January 10, 2018, the Company issued a press release announcing the election of Gary Beck as the president and chief executive officer of Horizon Air. The press release is furnished herein as Exhibit 99.1.

ITEM 9.01 Financial Statements and Other Exhibits

Exhibit 99.1	Press Release dated January 10, 2018

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: January 12, 2018

/s/ Kyle B. Levine
Kyle B. Levine
Vice President Legal, General Counsel and Corporate Secretary